Exhibit 5.2

GELFAND STEIN & WASSON LLP

A LIMITED LIABILITY PARTNERSHIIP
INCLUDING PROFESSIONAL CORPORATIONS

11755 WILSHIRE BOULEVARD, SUITE 1230
LOS ANGELES, CALIFORNIA 90025-1518
TELEPHONE: (310) 479-0044
FACSIMILE: (310) 477-7663
E-MAIL: EGELFAND@GSWLLP.COM
HTTP://WWW.GSWLLP.COM

February 9, 2005

WMG Acquisition Corp.
Berna Music, Inc.
Foster Frees Music, Inc.
Rodra Music, Inc.
Sea Chime Music, Inc.
Warner Custom Music Corp.
Warner Tamerlane Publishing Corp.
WB Music Corp.
Wide Music, Inc.
75 Rockefeller Plaza
New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to the guarantors listed on Schedule I hereto (individually, a “Represented Guarantor” and collectively, the “Represented Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by WMG Acquisition Corp. (the “Company”), the Represented Guarantors, and additional guarantors (the “Additional Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $465,000,000 aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Represented Guarantors and the Additional Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities.  The Exchange Securities and the Guarantees will be issued under an indenture dated as of April 8, 2004 (the “Indenture”) among the Company, the Represented Guarantors, the Additional Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Exchange Securities will be offered by the Company in exchange for $465,000,000 aggregate principal amount of its outstanding 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the “Securities”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments pertaining to the Represented Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and of the Represented Guarantors.

GELFAND STEIN & WASSON LLP

A LIMITED LIABILITY PARTNERSHIIP
INCLUDING PROFESSIONAL CORPORATIONS

February 9, 2005
Page 2

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Represented Guarantors enforceable against the Represented Guarantors in accordance with their terms.

2.  The Represented Guarantors have duly authorized, executed and delivered the Indenture.

3.   The execution, delivery and performance by the Represented Guarantors of the Indenture and the Guarantees do not and will not violate the law of the State of California.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of California and the federal law of the United States (including the statutory provisions and reported judicial decisions interpreting the foregoing).  Our opinion set forth above is limited to the Represented Guarantors listed on Schedule I and their Guarantees and does not include the obligations of any Additional Guarantors.

GELFAND STEIN & WASSON LLP

A LIMITED LIABILITY PARTNERSHIIP
INCLUDING PROFESSIONAL CORPORATIONS

February 9, 2005
Page 3

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

We hereby consent to the reliance by Simpson Thacher & Bartlett LLP on the foregoing opinions.

Very truly yours,

GELFAND, STEIN & WASSON LLP

SCHEDULE I

REPRESENTED GUARANTORS

Berna Music, Inc.
Foster Frees Music, Inc.
Rodra Music, Inc.
Sea Chime Music, Inc.
Warner Custom Music Corp.
Warner Tamerlane Publishing Corp.
WB Music Corp.
Wide Music, Inc.